UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2015

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 291-0510
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On January 29, 2015, USD Partners LP (the "Partnership") issued a press release announcing that the board of directors of USD Partners GP LLC, acting in its capacity as the general partner of the Partnership, declared a cash distribution of $0.24375 per unit for the fourth quarter of 2014, payable on February 13, 2015 to unitholders of record on February 9, 2015. The cash distribution declared represents the prorated amount of the Partnership's targeted minimum quarterly distribution of $0.2875 per unit, or $1.15 per unit on an annualized basis, based upon the number of days from the close of the Partnership's initial public offering on October 15, 2014 to the end of the fourth quarter.

The Partnership also announced its intentions to report fourth quarter 2014 financial and operating results after market close on Wednesday, March 25, 2015. At 10:00am CT on Thursday, March 26, 2015, the Partnership will host a conference call and webcast regarding its fourth quarter results. Information on how to access the conference call and webcast can be found in the press release.

A copy of the Press Release is attached hereto as Exhibit 99.1. The information in this report and the exhibit attached to this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Partnership expressly states that such information is considered to be “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release of USD Partners LP dated January 29, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP

	By:	USD Partners GP LLC,
its general partner

Dated: January 29, 2015	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of USD Partners LP dated January 29, 2015.